                                                                    Exhibit 23.2



                             Accountants' Consent


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, any related Registration Statement filed pursuant to Rule 462(b), under the Securities Act of 1933, as amended, and each related Prospectus of the Registrants hereof of our report dated February 21, 1996 relating to the consolidated financial statements of CarnaudMetalbox, which report is incorporated by reference into Item 7 (a) and appears in Exhibit 99.1 of Crown's Form 8-K filed on March 1, 1996, as amended by Amendment Nos. 1, 2 and 3. We also consent to the references to us under the heading "Experts" in such Registration Statements and each related Prospectus.


Paris, 26 November 1996



/s/ Arthur Andersen LLP
Arthur Andersen (1)




/s/ J. P. Crouzet                               /s/ C. Chevalier
Salustro Reydel (2)                             C. Chevalier (3)
  J. P. Crouzet


(1)  For the years ended December 31, 1995, 1994 and 1993.
(2)  For the year ended December 31, 1995.
(3)  For the years ended December 31, 1994 and 1993.